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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement of Vishay Intertechnology, Inc. on Form S-4 of our report dated February 7, 2001 appearing in the Annual Report on Form 10-K of General Semiconductor, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Jericho, New York
September 4, 2001